PotlatchDeltic

PotlatchDeltic Corporation
601 West First Avenue, Suite 1600 | Spokane, WA 99201

PotlatchDeltic.com

News Release

For immediate release

Contact:	(INVESTORS)	(MEDIA)
	Jerry Richards	maRK bENSON
	509-835-1521	509-835-1513

PotlatchDeltic Board Declares Quarterly Distribution on Common Stock and Special Dividend

SPOKANE, Wash.–August 30, 2018–The board of directors (“Board”) of PotlatchDeltic Corporation (NASDAQ: PCH) has declared a quarterly distribution on the Company's common stock. The distribution of $0.40 per share is payable September 28, 2018 to stockholders of record on September 14, 2018.

The Board also approved a special dividend on PotlatchDeltic’s common stock of approximately $222 million, or $3.54 per share based upon the number of shares currently outstanding. The special dividend amount equals the Company’s determination of the accumulated earnings and profits of Deltic Timber Corporation as of February 20, 2018, the date Deltic merged into a wholly-owned subsidiary of PotlatchDeltic, and must be distributed by the Company prior to year-end in order to maintain the Company’s qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.  The special dividend is payable on November 15, 2018, to stockholders of record on September 27, 2018.

Up to 20%, or $44.4 million of the special dividend will be paid in cash (“Cash Amount”), with the balance of the special dividend to be paid in shares of PotlatchDeltic’s common stock.  Stockholders will have the option to elect to receive their special dividend in all cash or all stock.   If the aggregate amount of stockholder cash elections exceeds the

Cash Amount, then the payment of such cash elections will be made on a pro rata basis to stockholders who made the cash election such that the aggregate amount paid in cash to such stockholders equals the Cash Amount, with the balance paid in shares of common stock.  Stockholders electing all shares, or failing to make an election, will receive all shares.   PotlatchDeltic will pay cash in lieu of issuing any fractional shares, but cash paid in lieu of fractional shares will not count toward the Cash Amount.

Election forms will be mailed to the stockholders following the record date, and must be returned before the election deadline of 5:00p.m., Eastern Standard Time, on November 9, 2018.  The amount of shares of common stock to be distributed will be determined on the results of the stockholder elections and the volume weighted average price of PotlatchDeltic’s common stock for the three trading days commencing on November 12, 2018. PotlatchDeltic intends that the cash and stock portions of the Special Distribution will be treated as a taxable dividend to its shareholders for U.S. federal income tax purposes.

Georgeson will serve as PotlatchDeltic’s Information Agent for the special dividend and Computershare will serve as PotlatchDeltic’s election and disbursing agent.

Cautionary Statement Concerning Forward-Looking Statements

This communication contains certain forward-looking information about PotlatchDeltic that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to discussions of strategy, plans or intentions related to our REIT status, our capital resources and the special dividend. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond our control, including adjustments to the amount and timing of the special dividend that could require an additional dividend to complete the accumulated profits and earnings distribution in accordance with REIT requirements, and the other factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our most recent Quarterly Reports on Form 10-Q filed with the SEC.  We assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

About PotlatchDeltic

PotlatchDeltic Corporation (NASDAQ:PCH) is a leading REIT that owns nearly 2 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiaries, the company also operates six sawmills, an industrial-grade plywood mill, a medium density fiberboard plant, a residential and commercial real estate development business and a rural timberland land sales program. PotlatchDeltic, a leader in sustainable forest practices, is dedicated to long-term stewardship and sustainable management of its timber resources.   More information can be found at www.potlatchdeltic.com.

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